UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-39587	87-1240344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 938-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2023, Paul Johnson, the Vice President, Europe, and a named executive officer of 23andMe Holding Co. (the “Company”), tendered his resignation to the Company. Mr. Johnson will resign from any and all positions held at the Company and/or its subsidiaries effective November 1, 2023 (the “Effective Date”). In connection therewith, the Company entered into a Letter Agreement with Mr. Johnson (the “Separation Agreement”), pursuant to which the Company agreed to provide Mr. Johnson:

•	a lump sum payment of $137,500 (equivalent to three (3) months of base salary), subject to applicable withholding;

•

continued benefits coverage through November 30, 2023, and should Mr. Johnson elect to continue his healthcare benefits under COBRA, then direct payment by the Company to the COBRA administrator to allow continued benefits through COBRA for three (3) months; and

•

an extension for one (1) year following the Effective Date of the time during which Mr. Johnson will have the right to exercise an aggregate of 2,018,249 stock options, which represents the aggregate of the vested stock options that Mr. Johnson will have as of the Effective Date and the Revested Options (as defined below).

Additionally, pursuant to the Separation Agreement, the Company has agreed (i) to release all shares of the Company’s Class A common stock held in the Relinquishment Escrow Account (as defined in that certain Relinquishment Agreement, by and between the Company and Mr. Johnson, dated as of October 21, 2021 (the “Relinquishment Agreement”)) and (ii) to accelerate the vesting of all the Revested Options (as defined in the Relinquishment Agreement), within five (5) business days of the Effective Date.

The Separation Agreement provides for Mr. Johnson’s release and waiver of claims in favor of the Company and Mr. Johnson’s compliance with certain restrictive covenants, including, without limitation, cooperation and non-disparagement obligations.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement, by and between 23andMe, Inc. and Paul Johnson, dated as of October 24, 2023

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

23ANDME HOLDING CO.

By:	/s/ Kathy Hibbs
Name:	Kathy Hibbs
Title:	Chief Administrative Officer

Dated: October 27, 2023